Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Leap Therapeutics, Inc. (the “Corporation”) on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher K. Mirabelli, Ph.D., the President and Chief Executive Officer of the Corporation, and Douglas E. Onsi, the Chief Financial Officer, General Counsel, Treasurer and Secretary of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon their knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: March 16, 2020	By:	/s/ CHRISTOPHER K. MIRABELLI, PH.D.
Christopher K. Mirabelli, Ph.D.
Chief Executive Officer, President and
Chairman of the Board
(Principal Executive Officer)

Date: March 16, 2020	By:	/s/ DOUGLAS E. ONSI
Douglas E. Onsi
Chief Financial Officer, General Counsel,
Treasurer and Secretary
(Principal Financial Officer and Principal
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.